EX-99.1


                                    EXHIBIT 1
                                    ---------

                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
                  --------------------------------------------

Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: June 11, 2012

                      CITIGROUP GLOBAL MARKETS INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary



                      CITIGROUP FINANCIAL PRODUCTS INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      CITIGROUP GLOBAL MARKETS HOLDINGS INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:  Ali L. Karshan
                         Title: Assistant Secretary



                      CITIGROUP INC.


                      By: /s/ Ali L. Karshan
                         --------------------------------------------
                         Name:   Ali L. Karshan
                         Title:  Assistant Secretary